                                                                  Exhibit 4.3(b)


                        THE CHASE MANHATTAN CORPORATION,

                                       AND

                            FIRST TRUST OF NEW YORK,
                              NATIONAL ASSOCIATION,
                                   as Trustee




                          SECOND SUPPLEMENTAL INDENTURE
                           Dated as of October 8, 1996

                                       to

                                    INDENTURE

                            Dated as of April 1, 1987
                              Amended and Restated
                                      as of
                                December 15, 1992

                  SECOND SUPPLEMENTAL INDENTURE, dated as of October 8, 1996, among THE CHASE MANHATTAN CORPORATION (formerly known as Chemical Banking Corporation), a Delaware corporation (the "Corporation"), and FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION (as successor to Morgan Guaranty Trust Company of New
York), a national banking association organized under the laws of the United States (the "Trustee").

                  WHEREAS, the Corporation and the Trustee have heretofore executed and delivered a certain indenture, dated as of April 1, 1987 (the "Original Indenture"), providing for the issuance from time to time of unsecured subordinated debt securities of the Corporation (the "Securities");

                  WHEREAS, the Original Indenture was amended by the First Supplemental Indenture, dated as of October 27, 1988 (the "First Supplemental Indenture");

                  WHEREAS, the Original Indenture, as amended by the First Supplemental Indenture, was amended and restated as of December 15, 1992 (as so amended and restated, the "Indenture");

                  WHEREAS, on March 31, 1996, The Chase Manhattan Corporation, a Delaware corporation ("Old Chase"), merged with and into the Corporation, which thereupon changed its name to The Chase Manhattan Corporation, and in connection with such merger, the Corporation assumed all of the outstanding subordinated debt securities of Old Chase;

                  WHEREAS, Section 11.01(j) of the Indenture provides, among other things, that, without the consent of the holders of any Securities, the Corporation, when authorized by a resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture to make such provisions in regard to matters or questions arising under the Indenture which the Board of Directors may deem necessary or desirable and which shall not adversely affect in any material respect the interest of the holders of the Securities;

                  WHEREAS, the Corporation desires and has requested that the Trustee join in the execution of this Second Supplemental Indenture for the purpose of amending certain provisions of the Indenture as hereinafter set forth;

                  WHEREAS, the execution and delivery of this Second Supplemental Indenture has been authorized by a Board Resolution of the Board of Directors of the Corporation; and

                  WHEREAS, all conditions precedent and requirements necessary to make this Second Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

                  NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE
WITNESSETH:

                  For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Securities, as follows:


                                   ARTICLE ONE

                       REPRESENTATIONS OF THE CORPORATION


                  The Corporation represents and warrants to the Trustee as follows:

                  SECTION 1.1. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  SECTION 1.2. The execution, delivery and performance by the Corporation of this Second Supplemental Indenture has been authorized and approved by all necessary corporate action on the part of the Corporation.


                                   ARTICLE TWO

                                   AMENDMENTS


                  SECTION 3.1. The definition of "Senior Indebtedness" contained in Section 1.01 of the Indenture is hereby amended in its entirety to read as follows:

         "Senior Indebtedness:

                  The term "Senior Indebtedness" shall mean the principal of and premium, if any, and interest on (i) all indebtedness of the
         Corporation for money borrowed, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or incurred, except (A) Securities (whether outstanding on October 8, 1996 or thereafter issued under this Indenture); (B) the Corporation's 6-1/2% Subordinated Debentures Due 2009, the Corporation's 7-7/8% Subordinated Debentures Due 2006, the Corporation's 7-1/8% Subordinated Debentures Due 2005, the Corporation's Floating Rate Notes Due 2003, the Corporation's 7-5/8% Subordinated Notes Due 2003, the Corporation's 8-1/2% Subordinated Notes Due 2002, the Corporation's 8-1/8% Subordinated Notes Due 2002, the
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                                                                               3



         Corporation's 8-5/8% Subordinated Debentures Due 2002, the Corporation's 10-1/8% Subordinated Capital Notes Due 2000, the Corporation's 9-3/4% Subordinated Capital Notes Due 1999, the Corporation's 10-3/8% Subordinated Notes Due 1999, the Corporation's 8.50% Subordinated Capital Notes Due 1999, the Corporation's Floating Rate Subordinated Notes Due 1998 and the Corporation's Floating Rate Subordinated Notes Due 1997, all of which rank pari passu in right of payment with the Securities, subject to the subordination provisions set forth in Article Sixteen; (C) the Corporation's Floating Rate Subordinated Notes Due 2009, the Corporation's Floating Rate Subordinated Notes Due 2000 and the Corporation's Floating Rate Subordinated Notes Due 1997; all of which rank pari passu with the Securities, subject to the subordination provisions set forth in Article Sixteen; (D) all securities issued pursuant to that certain Amended and Restated Indenture, dated as of September 1, 1993, between the Corporation (as successor by merger to The Chase Manhattan Corporation) and First Trust of New York, National Association, as Trustee, as the same may be amended, supplemented or otherwise modified from time to time; all of which rank pari passu with the Securities, subject to the subordination provisions set forth in Article Sixteen; and (E) such other indebtedness of the Corporation as is by its terms expressly stated to be not superior in right of payment to the Securities or to rank pari passu in right of payment with the Securities, and (ii) any deferrals, renewals or extensions of any such Senior Indebtedness. The term "indebtedness of the Corporation for money borrowed" means any obligation of, or any obligation guaranteed by, the Corporation for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for payment of the purchase price of property or assets."

                  SECTION 3.2. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect and the Indenture, as so amended, shall be read, taken and construed as one and the same instrument.


                                  ARTICLE FOUR

                       APPOINTMENT OF AUTHENTICATING AGENT


                  SECTION 4.1. Pursuant to Section 8.14 of the Indenture, the Trustee hereby appoints The Chase Manhattan Bank as an Authenticating Agent for all series of the Securities. The Chase Manhattan Bank shall have all powers and authority and be entitled to take all actions as set forth in Section 8.14 of the Indenture.

                                  ARTICLE FIVE

                                  MISCELLANEOUS


                  SECTION 5.1. The Trustee accepts the modification of the Indenture effected by this Second Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Corporation. The Trustee makes no representation and shall have no responsibility as to the validity and sufficiency of this Second Supplemental Indenture.

                  SECTION 5.2. If and to the extent that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision included in this Second Supplemental Indenture, or in the Indenture, which is required to be included in this Second Supplemental Indenture or the Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required provision shall control.

                  SECTION 5.3. Nothing in this Second Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this Second Supplemental Indenture.

                  SECTION 5.4. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Indenture.

                  SECTION 5.5. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 5.6. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 5.7. Upon execution and delivery hereof by the parties hereto, this Second Supplemental Indenture shall become effective as of the date first above written.

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested all as of the day and year first above written.


                                                  THE CHASE MANHATTAN
                                                  CORPORATION



                                                  By/s/ DEBORAH L. DUNCAN
                                                    ---------------------------
                                                    Name: Deborah L. Duncan
                                                    Title: Executive Vice
                                                            President and
                                                            Treasurer

(Corporate Seal)
Attest:


/s/ SUSAN S. SPAGNOLA
------------------------------


                                                  FIRST TRUST OF NEW YORK,
                                                  NATIONAL ASSOCIATION,
                                                    as Trustee



                                                  By/s/ ALFIA MONASTRA
                                                    ---------------------------
                                                    Name: Alfia Monastra
                                                    Title: Assistant Vice
                                                            President

(Corporate Seal)
Attest:


/s/ WARD SPOONER
------------------------------

STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )


                  On this 17th day of October, 1996, before me, the undersigned officer, personally appeared Deborah L. Duncan, who acknowledged herself to be the Executive Vice President and Treasurer of THE CHASE MANHATTAN CORPORATION, a corporation, and that she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by herself as such officer.


                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                                      /s/ JOSEPH R. BEATTIE
                                                      --------------------------
                                                      Notary Public

[SEAL]

STATE OF NEW YORK    )
                     :  ss.:
COUNTY OF NEW YORK   )


                  On this 17th day of October, 1996, before me, the undersigned officer, personally appeared Alfia Monastra, who acknowledged herself to be an Assistant Vice President of FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, a national banking association, and that she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the association by herself as such officer.


                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                                     /s/ JOANNE E. ILSE
                                                     ---------------------------
                                                     Notary Public

[SEAL]